SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

(Name of Registrant as Specified In Its Charter)

DYCOM INDUSTRIES, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PROPOSAL 2 APPROVAL OF THE DYCOM INDUSTRIES, INC. 2003 LONG-TERM INCENTIVE PLAN
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
MANAGEMENT COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR ENDED JULY 26, 2003
AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE TABLE
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS
REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE PRESENTATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
PROPOSALS FOR YEAR 2004 ANNUAL MEETING OF SHAREHOLDERS
EXPENSES OF SOLICITATION
OTHER MATTERS
DYCOM INDUSTRIES, INC. 2003 LONG-TERM INCENTIVE PLAN

DYCOM INDUSTRIES, INC.

Wachovia Center, Suite 500
4440 PGA Boulevard
Palm Beach Gardens, Florida 33410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on November 25, 2003

TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) will be held at 11:00 a.m. (ET), on Tuesday, November 25, 2003, at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida. The Annual Meeting will be held for the following purposes:

1. To elect two directors;

2. To vote upon a proposal to approve the Company’s 2003 Long-Term Incentive Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

      The Board of Directors has fixed the close of business on Friday, October 3, 2003, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

IMPORTANT

      Please mark, date, sign and return the enclosed proxy card promptly so that your shares can be voted. If you attend the Annual Meeting, you may withdraw your completed proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael K. Miller
Secretary

October 30, 2003

DYCOM INDUSTRIES, INC.

Wachovia Center, Suite 500
4440 PGA Boulevard
Palm Beach Gardens, Florida 33410

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, NOVEMBER 25, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dycom Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, November 25, 2003, at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, at 11:00 a.m. (ET), or at any adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Only shareholders of record at the close of business on October 3, 2003 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. On October 3, 2003, the Company had 48,060,899 shares of common stock, par value $0.33 1/3, issued and outstanding. Each share of common stock entitles the holder thereof to one vote.

      A proxy card that is properly marked, signed, dated and returned in time for the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are indicated, each share of common stock represented by proxy will be voted for the election of the listed nominee directors and the approval of the Company’s 2003 Long Term Incentive Plan.

      This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about October 30, 2003. Any shareholder giving a proxy has the power to revoke the proxy prior to its use. The proxy can be revoked by filing an instrument of revocation with the Secretary of the Company or by submitting a proxy bearing a later date than the proxy being revoked prior to the Annual Meeting. Additionally, shareholders who attend the Annual Meeting may revoke a previously granted proxy and vote in person.

      The presence in person or by proxy of the holders of a majority of the common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. With the exception of the election of directors, which requires a plurality of the votes cast, the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting is required to approve any other proposals. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      A copy of the Company’s Annual Report to Shareholders, including financial statements for the fiscal years ended July 26, 2003 and July 27, 2002, is enclosed with this Proxy Statement, but such documentation does not constitute a part of the proxy soliciting material.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Articles of Incorporation provides that the Board of Directors shall be divided into three classes, with each director having a three year term and the number of directors in each class as equal as possible. Two director nominees have been nominated for election at the Annual Meeting. The nominees are Steven E. Nielsen and Stephen C. Coley. Each nominee was selected by the Corporate Governance Committee and approved by the Board of Directors at its August 25, 2003 meeting for submission to the Company’s shareholders. Steven E. Nielsen is currently serving a term that expires at the Annual Meeting. Steven E. Nielsen and Stephen C. Coley have each been nominated for a term expiring at the year 2006 Annual Meeting of the Shareholders. If any director nominees become unable to accept nomination or election, which is not anticipated, the persons acting under such proxies will vote for the election of such other person as the Board of Directors may recommend.

				Term
		Principal Occupation		Expires
		for Past Five Years		At Annual
		and Directorships in	Director	Meeting
Nominees for Election	Age	Public Companies	Since	For

Steven E. Nielsen	40	President and Chief Executive Officer of the Company since March 1999; President and Chief Operating Officer from August 1996 to March 1999; and Vice President from February 1996 to August 1996	1996	2006

		Director, SBA Communications Corporation since November 2001

Stephen C. Coley	58	Management Consultant, McKinsey & Company, Inc. since July 1975	N/A	2006

				Term
		Principal Occupation		Expires
		for Past Five Years		At Annual
Directors Whose Terms		and Directorships in	Director	Meeting
Continue Beyond the Meeting	Age	Public Companies	Since	For

Charles M. Brennan, III	61	Chairman and Chief Executive Officer of MYR Group, Inc. from 1989 to April 2000	2002	2004

		Director, DURA Automotive Systems, Inc. since August 2003

Joseph M. Schell	57	Chairman of Global Technology Investment Banking at Merrill Lynch & Co. from February 2000 to March 2002	1999	2004

		Independent Financial Consultant from March 1999 to January 2000

		Senior Managing Director and Director of Investment Banking at Montgomery Securities LLC from May 1985 to March 1999

Kristina M. Johnson	46	Dean, School of Engineering and Professor, Department of Electrical and Computer Engineering, Duke University since July 1999	2001	2005
		Professor, Electrical and Computer Engineering Department, University of Colorado, Boulder from May 1994 to June 1999

		Director, Minerals Technologies, Inc. since May 2000

Tony G. Werner	46	Senior Vice President and Chief Technology Officer, Liberty Media Corporation since August 2001	2000	2005

		Executive Vice President Strategic Technologies, Qwest Services Corporation from May 2001 to August 2001

		President and Chief Executive Officer of Aurora Networks from September 2000 to June 2001

		Executive Vice President and Chief Technology Officer of AT&T Broadband from July 1994 to September 2000

		Director, Aurora Networks, Inc. since May 2001

		Director, Net2Phone, Inc. since January 2001

		Director, Navic Networks since December 2000

Recommendation of the Board of Directors

      The Board of Directors recommends that shareholders vote “FOR” the election of Steven E. Nielsen and Stephen C. Coley as directors.

Board of Directors and Its Committees

      The Board of Directors held 5 meetings in the fiscal year ended July 26, 2003. All of the directors attended more than 75% of the aggregate number of meetings held by the Board of Directors and its respective committees on which they served.

      The Board of Directors has established five committees; an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Executive Committee and a Finance Committee.

      Audit Committee. The Audit Committee currently consists of Charles M. Brennan, III, Kristina M. Johnson, Joseph M. Schell and Ronald P. Younkin. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company’s independent auditors; to determine the scope of services provided by the independent auditors; to review the methodologies used by the Company in its accounting and financial reporting practices; to review the results of the annual audit and the Company’s annual financial statements; and to oversee the Company’s internal control and internal auditing activities. The Audit Committee met 7 times during fiscal 2003.

      The Board of Directors has reviewed and made the determinations required by the New York Stock Exchange and the Securities and Exchange Commission (“SEC”) regarding the independence of, and the financial acumen of, the members of the Audit Committee. In addition, the Board of Directors has determined that the Chairman of the Audit Committee, Charles M. Brennan, III, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes Oxley Act of 2002.

      Compensation Committee. The Compensation Committee currently consists of Kristina M. Johnson, Tony G. Werner and Ronald P. Younkin. The principal functions of the Compensation Committee are to recommend to the Board of Directors the compensation of the Company’s officers; and to administer the Company’s stock option plans. The Compensation Committee met 6 times during fiscal 2003.

      Corporate Governance Committee. The Corporate Governance Committee currently consists of Joseph M. Schell, Tony G. Werner and Ronald P. Younkin. The principal functions of the Corporate Governance Committee are to recommend to the Board of Directors the director nominees for election by the Company’s shareholders, including those nominees that are recommended by shareholders in accordance with the procedures set forth in the Company’s By-Laws; to recommend to the Board of Directors persons to fill vacancies on the Board; to recommend to the Board of Directors the appointment of officers of the Company; to recommend to the Board of Directors the appointment of its members to serve on the five committees of the Board; to periodically review the number and functions of the committees of the Board; to evaluate the performance of individual directors on an annual basis; to evaluate the performance of the Chief Executive Officer on an annual basis and submit its evaluation to the Compensation Committee; to review the independence of outside directors on an annual basis; to review management succession and development plans; to recommend the process and oversee the assessment of the Board’s evaluation of the Board’s performance; and to counsel the Board on other corporate governance matters. The Corporate Governance Committee met 3 times during fiscal 2003.

      Executive Committee. The Executive Committee currently consists of Charles M. Brennan, III, Kristina M. Johnson, Steven Nielsen and Ronald P. Younkin. The Executive Committee is empowered to act for the full Board of Directors during intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet during fiscal 2003.

      Finance Committee. The Finance Committee currently consists of Joseph M. Schell and Tony G. Werner. The principal functions of the Finance Committee are to set policy for short-term investments; to review borrowing arrangements; and to recommend changes in the capital structure and operating budget of the Company. The Finance Committee did not meet during fiscal 2003.

Director Compensation

      Directors who are employees of the Company do not receive fees for service on the Board of Directors or any Board committee. Non-employee directors receive an $18,000 annual fee for service. The Audit Committee chair receives an additional annual fee of $5,000 for service and each of the Corporate Governance Committee and Compensation Committee chairs receive an additional annual fee of $2,500 for their service. Non-employee directors receive a fee of $2,250 for each regular or special meeting of the Board of Directors attended in person, while the fee for telephonic meetings is $1,000. Non-employee directors receive a fee of $1,250 for regular meetings attended in person of the Audit, Corporate Governance, Finance, and Executive Committees, while the fee for telephonic meetings is $750. Non-employee directors receive a fee of $1,250 for Compensation Committee meetings at which executive or director compensation is being approved, whether attended in person or telephonically, and receive a fee of $750 for all other meetings, whether attended in person or telephonically. All directors are reimbursed for reasonable expenses incurred in connection with all meetings.

      In addition, under the 2001 Directors Stock Option Plan, directors who are not employees of the Company receive an initial grant of 6,000 stock options upon first becoming a director or upon reelection or appointment to the Board following a period during which a director did not serve on the Board. Thereafter, such directors will receive an annual grant of 2,000 stock options each year at the annual meeting if continuing their service as a director or a grant of 6,000 stock options upon their reelection to the Board for at least a three-year term. Stock options granted under the 2001 Directors Stock Option Plan vest on each of the first four anniversaries of the date of grant.

      Pursuant to the 2002 Directors Restricted Stock Plan, non-employee directors who do not own at least 7,500 shares of Company common stock must elect to receive at least 60% of their annual fees in restricted shares of Company common stock and may elect to receive up to 100% of such fees in restricted shares of Company common stock. Non-employee directors who own at least 7,500 shares of Company common stock must elect to receive at least 25% of their annual fees in restricted shares of Company common stock and may elect to receive up to 100% of such fees in restricted shares of Company common restricted stock. The number of restricted shares of Company common stock to be granted to a non-employee director will be determined by (i) dividing (a) the U.S. dollar amount of the director’s annual fees elected to be received in the form of restricted stock by (b) the fair market value of a share of common stock on the date such fees are payable and (ii) rounding up to the nearest whole share of common stock.

AUDIT COMMITTEE REPORT

      The Audit Committee (the “Committee”) consists of four independent directors and operates in accordance with its written charter adopted by the Board of Directors.

      On behalf of the Board of Directors, the Committee oversees the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended July 26, 2003 with management and the independent auditors. Management has the primary responsibility for preparing the Company’s consolidated financial statements and the independent auditors have the responsibility for examining the statements. During fiscal year 2003, the Committee also discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.

      The Committee discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and the identification of audit risks. As part of the Committee’s oversight responsibilities of the audit process, the Committee obtained a written statement from the Company’s independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence. The Committee also discussed with the independent auditors all matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on the aforementioned reviews and discussions, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 26, 2003 for filing with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

      The Committee has determined that the provision of the non-audit services described in “Financial Information Systems Design and Implementation Fees” and “All Other Fees” below is compatible with maintaining Deloitte & Touche LLP’s independence.

Charles M. Brennan, III, Chairman
Kristina M. Johnson
Joseph M. Schell
Ronald P. Younkin

Principal Accounting Firm Fees

      Aggregate fees billed to the Company for the fiscal years ended July 26, 2003 and July 27, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), which includes Deloitte Consulting, are as follows:

	2003	2002

Audit Fees	$745,000	$741,500
Financial Information Systems Design and Implementation Fees	$–0–	$–0–
All Other Fees
Audit Related Fees(a)	$101,572	$285,607
Other Fees(b)	$1,254,540	$201,993

Total All Other Fees(c)	$1,356,112	$487,600

(a)	Audit Related Fees include fees for consents, comfort letters and tax due diligence related to the acquisition of Arguss Communications, Inc. (year end July 27, 2002) and audits of the Company’s employee benefit plans.

(b)	The increase in Other Fees for the year ended July 26, 2003 as compared to the year ended July 27, 2002, was primarily attributable to services rendered in connection with a review and reorganization of the Company’s corporate structure.

(c)	The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

PROPOSAL 2

APPROVAL OF THE DYCOM INDUSTRIES, INC.

2003 LONG-TERM INCENTIVE PLAN

      At its October 27, 2003 meeting, the Board of Directors adopted the Dycom Industries, Inc. 2003 Long- Term Incentive Plan (the “2003 Plan”), subject to the approval thereof by the shareholders of the Company at the Annual Meeting. A copy of the 2003 Plan is attached to this proxy statement as Exhibit A, and the description of the 2003 Plan herein is qualified by reference to the text of the attached 2003 Plan.

      The Board of Directors recommends that shareholders vote “FOR” the 2003 Plan.

Background

      The 2003 Plan replaces the 1998 Incentive Stock Option Plan as the Company’s equity-based incentive program for key employees and officers. The Board of Directors believes that the 2003 Plan provides the Company with the flexibility to grant varying types of equity awards that are competitive with other major companies and will foster and promote the long-term financial success of the Company by attracting and retaining highly qualified key employees and officers.

Description of the 2003 Plan

      Purposes. The purposes of the 2003 Plan are to attract, retain and motivate highly qualified key employees and officers of the Company and its subsidiaries, to promote the long-term success of the Company and its subsidiaries and to increase shareholder value by providing eligible key employees and officers with incentives to contribute to the long-term growth and profitability of the Company by encouraging their ownership of the common stock of the Company, par value $0.33 1/3 per share (the “Common Stock”).

      Eligible Individuals. The Compensation Committee of the Board (the “Committee”) intends to grant awards under the 2003 Plan to key employees or officers of the Company or its subsidiaries with the potential to contribute to the future success of the Company or its subsidiaries. Members of the Committee are not eligible to receive awards under the 2003 Plan. Approximately 300 employees, including officers, are potentially eligible for awards under the 2003 Plan.

      Shares Available Under the 2003 Plan. The aggregate number of shares available for issuance under the 2003 Plan is approximately 2,867,589. The aggregate number of shares available for issuance under the 2003 Plan may be proportionately adjusted in the sole discretion of the Committee in the event of certain changes in the Company’s capitalization or a similar transaction. Shares issued pursuant to the 2003 Plan may be authorized but unissued shares, treasury shares or any combination thereof. In addition to the overall share limit, some special limits apply. In accordance with the requirements under the regulations promulgated under Section 162(m) of the Internal Revenue Code (the “Code”), no eligible individual may receive awards with respect to an aggregate of more than 250,000 shares of Common Stock in any one-year period.

      Administration. The 2003 Plan will be administered by the Committee. Subject to the terms of the 2003 Plan, the Committee will have full and final authority to select participants, grant awards and set forth the terms and conditions of such awards. The Committee also has the authority to take any other action desirable or necessary to interpret, construe or implement properly the provisions of the 2003 Plan or any related award document. Such interpretations are binding on the Company and on the participants. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority to one or more officers of the Company. No person to whom such authority is delegated will be liable for any action or determination made in connection with the 2003 Plan, except where such liability results directly from such person’s fraud or willful misconduct.

      Award Document. Each award will be evidenced by an award document issued by the Company. In addition to the terms defined in the 2003 Plan, award documents may contain such other defined terms as the Committee prescribes. Such additional terms may vary among award documents. In the event of any conflict or inconsistency between the 2003 Plan and any award document, the 2003 Plan will govern and the award document will be interpreted to minimize or eliminate any such conflict or inconsistency.

      Termination of Employment or Change in Control. The Committee will specify, at or after the time of grant of an award, the effect, if any, that a participant’s termination of employment or a change in control of the Company will have on the disposition of or vesting, exercisability, payment, settlement or lapse of restrictions applicable to an award.

      Option Awards. The 2003 Plan authorizes the issuance of both incentive stock options, as defined in Section 422 of the Code, and nonqualified stock options. The terms of any incentive stock option under the 2003 Plan will comply in all material respects with the provisions of Section 422 of the Code or any successor provision thereto, and any regulations promulgated thereunder. An option entitles a participant to acquire a specified number of shares of Common Stock at an exercise price determined by the Committee at the time of grant, provided that the exercise price may not be less than the fair market value of a share of common stock on the date of grant. Under the 2003 Plan, the per share exercise price of an incentive stock option will be no less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that incentive stock options granted to a participant who owns more than ten percent of the Company’s voting securities will be priced at 110% of the fair market value on the date of grant. The term of an option will be fixed by the Committee upon grant; provided, however, that the term may not exceed ten years (five years in the case of incentive stock options held by a participant who owns more than ten percent of the Company’s voting securities). The vesting schedules of an option grant will be determined by the Committee at the date of grant and will be governed by the award documents. At the discretion of the Committee, the exercise price of an option may be paid in cash, in Common Stock that has been previously owned by the participant for at least six months prior to the date of exercise, or a combination thereof, or through a “cashless exercise” procedure established by the Committee.

      Other Awards. In addition to options, the Committee has the authority to grant and specify the terms and provisions of (i) restricted share units entitling a participant to receive, subject to the terms, conditions and restrictions set forth in the 2003 Plan and any applicable award document, one or more shares in consideration of the participant’s employment with the Company or any of its subsidiaries; (ii) performance share units entitling a participant to receive, subject to the terms, conditions and restrictions set forth in the 2003 Plan and applicable award document, a target number of shares based upon the achievement of performance targets over the applicable performance period; (iii) stock appreciation rights (including freestanding stock appreciation rights and stock appreciation rights granted in tandem with options) entitling a participant, upon exercise, to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the shares for which the stock appreciation right is exercised over the exercise price for such stock appreciation rights; and (iv) any other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purpose of the 2003 Plan and the interests of the Company. At the sole discretion of the Committee, payments to a participant upon exercise or settlement of restricted share units, performance share units or stock appreciation rights may be made through the delivery of cash, shares or a combination of cash and shares. Any awards granted under the 2003 Plan may be made singly or in combination or tandem with any other awards under the 2003 Plan or in combination with, in replacement of, or as alternatives to awards or rights under any other plan of the Company.

      Performance-Based Awards. The Committee may determine whether any award granted under the 2003 Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more performance goals, to the extent required by Section 162(m) of the Code. The performance goals that may be used by the Committee for such awards will be based on financial goals such as net income, net revenue, cash flow, operating margin, operating revenue, pre-tax income, pre-tax operating income, operating income growth, return on assets, total shareholder return, share price, return on equity, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable non-financial goals. Each participant is assigned a target award payable if target performance goals are achieved. If a participant’s performance exceeds such participant’s target performance goals, awards may be greater than the target award, but may not exceed 200% of such participant’s target award. The Committee retains the right to reduce any award if it believes that individual performance does not warrant the award calculated by reference to the result. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of awards intended to qualify as “performance-based compensation” will be made by a subcommittee of the Committee consisting of two or more “outside directors.”

      Amendment and Termination of the 2003 Plan. The Board or the Committee may amend, modify, suspend or terminate the 2003 Plan at any time, except that shareholder approval is required to increase the maximum number of shares issuable under the 2003 Plan or to reduce the exercise price of any outstanding option. No amendment or termination may adversely affect a participant’s rights with respect to previously granted awards without his or her consent.

      Corporate Changes. The existence of the 2003 Plan and any award documents does not affect or restrict in any way the right or power of the Company to effect corporate changes or acts. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments as it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of participants under the 2003 Plan with respect to the aggregate number of shares of Common Stock for which awards in respect thereof may be granted under the 2003 Plan, the number of shares of Common Stock covered by each outstanding award and the exercise prices in respect thereof and/or (ii) such other adjustments as it deems appropriate.

      Term of the 2003 Plan. The 2003 Plan will remain in effect until the 10th anniversary of the date on which the 2003 Plan is approved by the shareholders of the Company, unless earlier terminated by the Board. No awards may be granted under the 2003 Plan after the 10th anniversary of the date on which the 2003 Plan is approved by the shareholders of the Company.

New Plan Benefits

      The Board has approved that the number of shares with respect to which benefits may be granted under the 2003 Plan may not exceed approximately 2,867,589 shares. It is not presently possible to determine the benefits or amounts that will be granted to participants under the 2003 Plan in the future.

U.S. Federal Income Tax Consequences

Nonqualified Stock Options

      A participant will not recognize taxable income at the time a nonqualified stock option is granted. However, upon the exercise of a nonqualified stock option the participant will include in gross income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the participant’s purchase price. The included amount will be treated as ordinary income and reported on an employee’s W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the participant’s salary) if the participant is an employee. Upon the sale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon whether or not the participant held the shares for more than one year following the exercise of the nonqualified stock option. The Company will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a participant to the extent that the participant recognizes ordinary income provided that the deduction is not disallowed under Section 162(m) of the Code.

Incentive Stock Options

      A participant will not recognize taxable income upon grant of an incentive stock option, and the Company will not be entitled to a deduction, upon the grant or exercise of an incentive stock option. The excess of the fair market value of each share over the option price at the date of exercise is an item of tax preference and may be subject to the alternative minimum tax. The alternative minimum tax paid with respect to the exercise of an incentive stock option in one year will be a credit against regular tax in subsequent years; and if, in the year the participant sells the stock acquired under an incentive stock option, the participant is subject to the alternative minimum tax, his basis in the stock is increased by the amount treated as an item of a tax preference in the year the option was exercised. If the holding period requirements of Section 422 of the Code are met by the participant (i.e., no disposition of the shares is made by the participant within two years of the grant of the incentive stock option and within one year after the transfer of the shares to the participant), then any gain or loss recognized by the participant upon disposition of the shares will be treated as long-term capital gain or loss (assuming the shares are capital assets in the hands of the participant).

      If the shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either of the required holding periods, the participant will recognize ordinary income in the disposition year. The amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares on the date of exercise of the option over the option price, or (b) the amount realized on the disposition of the shares over the amount paid for such shares, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. The Company will receive a deduction at the time of the disqualifying disposition in the amount equal to the ordinary income recognized by the participant, subject to general rules pertaining to the reasonableness of compensation and Section 162(m) of the Code. In addition, long-term, mid-term or short-term capital gain may be recognized by the participant in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the option price and the ordinary income recognized by the participant.

      If the exercise of an incentive stock option is made by delivery of shares in payment of the option price, and such delivered shares were not acquired upon the exercise of an incentive stock option or, if so acquired, are so delivered after expiration of the holding period requirements, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered has a zero basis. If shares so acquired are sold more than two years after the incentive stock option was granted and more than one year after the transfer of the shares to the participant, the gain or loss arising from the sale based upon the amount realized upon such sale will constitute long-term capital gain or loss (assuming the shares are capital assets in the hands of the participant). Proposed Treasury regulations provide that, if an incentive stock option is exercised with previously acquired shares, and any of the shares received upon exercise are disposed of before the holding period requirements are satisfied, such disposition will be deemed to be a disposition of the shares with the lowest basis acquired upon exercise of the incentive stock option. The exercise of an incentive stock option by delivery of shares acquired upon the exercise of an incentive stock option prior to the expiration of the holding period requirements will be deemed to be a taxable exchange and a disqualifying disposition of the incentive stock option so delivered; but the shares so purchased should still be entitled to incentive stock option treatment as described above if the applicable holding period requirements are met.

      If an incentive stock option is exercised by the estate of a participant, the above-described holding period requirements do not apply, and, when the estate disposes of the stock acquired by exercise of the option, it will not recognize any ordinary income. The estate, however, may recognize long-term, mid-term or short-term capital gain and any long-term capital gain may be subject to the alternative minimum tax. The Company will receive no deduction.

Restricted Shares

      The federal income tax consequences of awards of restricted shares are generally governed by Section 83 of the Code. Generally, a participant will not be taxed on an award of restricted shares until the award vests, unless the participant makes an election under Section 83(b) of the Code to be subject to taxation upon grant, rather than upon vesting. A Section 83(b) election must be made no later than 30 days following the date of grant. If the election is made, the participant will be subject to taxation on the fair market value of the shares on the date of grant.

      If a participant does not make a Section 83(b) election, the participant will be subject to taxation based on the full fair market value of the shares included in the award, plus any cash distributed in lieu of fractional shares, at the time of vesting. The amount recognized as income by a participant, whether in connection with a Section 83(b) election or at the time of vesting, will be subject to ordinary income tax at the rates in effect at that time and will also be subject to all applicable employment tax withholdings.

      A participant will have a tax basis in shares equal to the fair market value of the shares on the date first taxed (the date of grant, if a Section 83(b) election was made, otherwise, the date of vesting). Any gain or loss recognized by a participant will be either long term or short term, depending on the participant’s holding period for the shares at the time of disposition.

      The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel.

Recommendation

      The Board of Directors has unanimously approved the 2003 Plan and the reservation of shares of common stock of the Company for issuance under the 2003 Plan and recommends that shareholders vote “FOR” the 2003 Plan and the reservation of shares for issuance thereunder.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      As of October 3, 2003, the following table sets forth certain information regarding the beneficial ownership of common stock by each person known to the Company to be the beneficial owner (as determined under the rules of the Securities and Exchange Commission (the “SEC”)) of more than five percent (5%) of such shares, each director and nominee, each Named Executive Officer, and by all directors and executive officers of the Company as a group.

	Shares Beneficially Owned(1)

Officers, Directors and Stockholders:	Number		Percent

Berger Small Cap Value Fund 3	3,700,000		7.7%
210 University Boulevard, Suite 900
Denver, Colorado 80206
FMR Corp.	4,975,880		10.3%
82 Devonshire Street
Boston, Massachusetts 02109
Mac-Per-Wolf Company	3,247,625		6.8%
310 S. Michigan Avenue, Suite 2600
Chicago, Illinois 60604
Royce & Associates, LLC	2,601,200		5.4%
1414 Avenue of the Americas
New York, New York 10019
Charles M. Brennan, III	8,081		*
Stephen C. Coley	—		—
Kristina M. Johnson	5,253		*
Joseph M. Schell	52,902		*
Tony G. Werner	11,343		*
Ronald P. Younkin	212,823	(2)	*
Steven E. Nielsen	500,250		1.0%
Timothy R. Estes	122,658		*
Richard L. Dunn	42,875		*
Michael K. Miller	—		—
All directors, nominees and executive officers as a group of 10 persons	956,185		2.0%

*	Less than 1%.

(1)	Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Such shares are included for Messrs. Brennan — 1,750, Johnson — 4,500, Schell — 21,500, Werner — 10,500, Younkin — 1,500, Nielsen — 356,250, Estes — 92,988, Dunn — 42,875, and all directors and executive officers as a group — 531,863, all of which options are exercisable within 60 days of October 3, 2003.

(2)	Excludes 31,985 shares owned by Ronald P. Younkin’s wife and children, as to which Mr. Younkin disclaims beneficial ownership. Excludes 1,119,074 shares beneficially owned by Mary Irene Younkin as to which Mr. Younkin disclaims beneficial ownership. Mr. Younkin is the son of Mary Irene Younkin.

MANAGEMENT COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

      The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered during each of the last three fiscal years by the Company’s Chief Executive Officer and four executive officers whose compensation exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
					Awards

				Other	Securities
	Fiscal			Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation	Options	Compensation(2)

Steven E. Nielsen	2003	$500,000	$333,333	$7,200	75,000	$3,502
President and CEO	2002	$500,000	$–0–	$7,200	75,000	$4,279
	2001	$500,000	$500,000	$7,200	75,000	$4,910

Timothy R. Estes	2003	$375,000	$250,000	$–0–	50,000	$4,866
Executive Vice President and COO	2002	$338,942	$–0–	$–0–	70,000	$4,669

Richard L. Dunn(3)	2003	$220,375	$88,000	$–0–	15,000	$4,177
Senior Vice President and CFO	2002	$220,375	$–0–	$–0–	10,000	$4,302
	2001	$220,272	$80,000	$–0–	8,000	$2,127

Michael K. Miller(4)	2003	$51,154	$21,000	$–0–	10,000	$353
General Counsel and Corporate Secretary

(1)	Bonuses for the fiscal year ended July 26, 2003 were paid in October 2003.

(2)	All other compensation for fiscal year 2003 consists of: (i) Company contributions to the Dycom retirement savings plan (Mr. Nielsen — $1,515; Mr. Estes — $3,000; Mr. Dunn — $2,619); and (ii) Company paid premiums for group term life insurance and long-term disability (Mr. Nielsen — $1,987; Mr. Estes — $1,866; Mr. Dunn — $1,558; and Mr. Miller — $353).

(3)	Effective January 28, 2003, Mr. Dunn’s employment agreement was amended in connection with the extension of his employment term.

(4)	Mr. Miller began his employment with the Company on March 17, 2003 as General Counsel and was subsequently appointed as Corporate Secretary on August 25, 2003.

OPTION GRANTS IN FISCAL YEAR ENDED JULY 26, 2003

      The following table sets forth additional information concerning the options granted to the Named Executive Officers of the Company during fiscal year 2003 under the Company’s 1998 Incentive Stock Option Plan.

	Individual Grants
					Potential Realizable Value
	Number of				at Assumed Annual Rates of
	Securities	% of Total			Stock Price Appreciation For
	Underlying	Options	Exercise		Option Term
	Options	Granted to	Price(1)	Expiration
Name	Granted	Employees	($/Share)	Date	5%	10%

Steven E. Nielsen	75,000 (2)	9.7%	$13.84	11/25/12	$652,793	$1,654,305
President and CEO
Timothy R. Estes	50,000 (2)	6.5%	$13.84	11/25/12	$435,195	$1,102,870
Executive Vice President and COO
Richard L. Dunn	15,000 (2)	1.9%	$13.84	11/25/12	$130,559	$330,861
Senior Vice President and CFO
Michael K. Miller	10,000 (2)	1.3%	$10.45	03/17/13	$65,719	$166,546
General Counsel and Corporate Secretary

(1)	The exercise price is the closing price of the Company’s common stock as reported on the NYSE Composite Transactions Tape on the date of grant.

(2)	Options under the 1998 Plan vest in 25 percent increments beginning on the first anniversary of the date of grant and have a term of ten years. Stock options reported here were granted on November 25, 2002 and March 17, 2003 (Mr. Miller — 10,000) and will be fully vested and immediately exercisable upon a “change in control” of the Company.

AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END VALUE TABLE

      The following table sets forth additional information with respect to the Named Executive Officers of the Company concerning the exercise of options during fiscal year 2003 and unexercised options held as of July 26, 2003.

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at July 26,
	Shares Acquired		Options at July 26, 2003		2003($)(1)
	On Exercise	Value
Name	(# of Shares)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven E. Nielsen	42,188	$143,150	288,750	180,000	$44,063	$345,938
President and CEO

Timothy R. Estes	11,250	$36,314	47,825	124,538	$42,750	$270,750
Executive Vice President and COO

Richard L. Dunn	–0–	$–0–	34,625	35,875	$5,875	$60,375
Senior Vice President and CFO

Michael K. Miller	–0–	$–0–	–0–	10,000	$–0–	$62,400
General Counsel and Corporate Secretary

(1)	The closing market value of the Company’s common stock on July 26, 2003, as reported on the NYSE Composite Transactions Tape, was $16.69.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about common stock of the Company that may be issued under the Company’s existing equity compensation plans as of July 26, 2003, including the 1991 Stock Option Plan, the 1998 Incentive Stock Option Plan, the 2001 Directors Stock Option Plan and the 2002 Directors Restricted Stock Plan, all of which were approved by the Company’s shareholders. No further options will be granted under the 1991 Stock Option Plan.

      In addition to common stock of the Company issuable under the equity compensation plans referenced above, the following table also gives information about common stock of the Company that may be issued upon the exercise of certain stock options that were granted to the Company’s non-employee directors pursuant to a stock option granting arrangement approved by the Board of Directors on January 10, 1994 (the “1994 Directors Stock Option Arrangement”) but never approved by the Company’s shareholders. This arrangement involved a one-time grant of options to purchase 12,000 shares of the Company’s common stock to each of the Company’s five non-employee directors at the time at an exercise price equal to the closing stock price on the date of grant. After adjustment for two 3 for 2 stock splits the aggregate number of shares underlying the options granted pursuant to this arrangement was 135,000. The options granted under this arrangement vested over a three-year period. The 1994 Directors Stock Option Arrangement has been terminated and no further options will be granted under this arrangement.

			(c)
			Number of securities remaining
	(a)	(b)	available for future issuance
	Number of securities to be issued	Weighted-average exercise price	under equity compensation plans
	upon exercise of outstanding	of outstanding options, warrants	(excluding securities reflected in
Plan category	options, warrants and rights	and rights	column (a))

Equity compensation plans approved by security holders(1)	2,547,106	$22.91	1,164,523
Equity compensation plans not approved by security holders(2)	30,000	$32.25	None

Total	2,577,106	$23.02	1,164,523

(1)	Does not include 453,478 shares of common stock subject to options that were assumed in connection with the Company’s acquisition of Arguss Communications, Inc. in February 2002. These options have a weighted average exercise price per share of $42.21. No further options have been or will be granted under the Arguss Communications, Inc. 1991 Stock Option Plan.

(2)	Reflects shares issuable upon the exercise of options granted to the Company’s non-employee directors on January 10, 1994 pursuant to the 1994 Directors Stock Option Arrangement.

EMPLOYMENT AGREEMENTS

Nielsen Employment Agreement

      Effective as of March 10, 1999, the Company entered into an amended and restated employment agreement with Steven E. Nielsen (the “Nielsen Employment Agreement”). Pursuant to the Nielsen Employment Agreement, Mr. Nielsen serves as President and Chief Executive Officer of the Company. The employment agreement between Mr. Nielsen and the Company provides for a term of employment that began on March 10, 1999 and continues until March 9, 2004. Under the terms of the employment agreement, Mr. Nielsen is provided with the following: (i) a minimum annual base salary of $364,000; (ii) an annual bonus as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company, including, without limitation, the Company’s 1998 Incentive Stock Option Plan. Upon the Company’s termination of Mr. Nielsen’s employment without “cause” or upon Mr. Nielsen’s resignation for “good reason,” Mr. Nielsen will be entitled to a cash severance payment equal to three times the sum of his annual base salary then in effect, plus the highest bonus paid to him during the three fiscal years preceding such termination or resignation. This cash severance payment will be payable as soon as is administratively practical in substantially equal installments over the 12-month period following termination or resignation. In addition, Mr. Nielsen and his dependents will continue to participate in the Company’s health and welfare plans during the 12-month period following his termination. If Mr. Nielsen resigns or terminates employment for cause, he will not be entitled to any severance pay. Mr. Nielsen has the right to resign for six months following a “change in control,” which will entitle him to the aforementioned cash severance payment upon such resignation of employment. This cash severance payment, triggered upon a change in control, will be payable in a lump sum within five (5) days of the change in control. If the severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay Mr. Nielsen a gross-up payment such that the net amount of the severance payment retained by Mr. Nielsen after the deduction of any excise tax will be equal to the amount of such payment prior to the imposition of such excise tax. Mr. Nielsen is subject to noncompete and nondisclosure of proprietary information covenants, however, in the event of a change in control, the noncompete covenant will not be applicable.

Dunn Employment Agreement

      The Company entered into an employment agreement with Richard L. Dunn, effective as of January 28, 2000 and amended as of January 28, 2003 (the “Dunn Employment Agreement”). Pursuant to the Dunn Employment Agreement, Mr. Dunn serves as Senior Vice President and Chief Financial Officer of the Company. The employment agreement between Mr. Dunn and the Company provides for a term of employment that began on January 28, 2000 and continues until January 28, 2004, provided, however, that the term of employment is automatically extended for additional one-year periods unless written notice of either party’s notice of non-renewal has been given to the other party at least 60 days prior to the expiration of the then effective term. Under the terms of the employment agreement, Mr. Dunn is provided with the following: (i) a minimum annual base salary of $215,000; (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company, including, without limitation, the Company’s 1998 Incentive Stock Option Plan. Upon the Company’s termination of Mr. Dunn’s employment without “cause,” Mr. Dunn will be entitled to the payment of his annual base salary then in effect for a period of twelve (12) months. This severance payment will be payable at such intervals as the same would have been paid had Mr. Dunn remained in the active service of the Company. In addition, the Company will provide Mr. Dunn and his eligible dependents with group medical and life insurance benefits during the period he is receiving severance payments (provided that such benefits will cease earlier if he becomes eligible for similar coverage with a new employer). If Mr. Dunn resigns or the Company terminates his employment for “cause,” he will not be entitled to severance pay. Furthermore, Mr. Dunn is subject to noncompete and nondisclosure of proprietary information covenants.

Estes Employment Agreement

      Effective as of November 19, 2001, the Company entered into an employment agreement with Timothy R. Estes (the “Estes Employment Agreement”). Pursuant to the Estes Employment Agreement, Mr. Estes serves as Executive Vice President and Chief Operating Officer of the Company. The employment agreement between Mr. Estes and the Company provides for a term of employment that began on November 19, 2001 and continues until November 19, 2004. Under the terms of the employment agreement, Mr. Estes is provided with the following: (i) a minimum annual base salary of $375,000; (ii) an annual bonus, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company, including, without limitation, the Company’s 1998 Incentive Stock Option Plan. Upon the Company’s termination of Mr. Estes’s employment without “cause”, Mr. Estes will be entitled to the payment of his annual base salary then in effect for a period of twelve (12) months. This severance payment will be payable at such intervals as the same would have been paid had Mr. Estes remained in the active service of the Company. In addition, the Company will provide Mr. Estes and his eligible dependents with group medical and life insurance benefits during the period he is receiving severance payments (provided that such benefits will cease earlier if he becomes eligible for similar coverage with a new employer.) If Mr. Estes resigns or the Company terminates his employment for “cause”, he will not be entitled to severance pay. Furthermore, Mr. Estes is subject to noncompete and nondisclosure of proprietary information covenants.

Miller Employment Agreement

      Effective as of March 17, 2003, the Company entered into an employment agreement with Michael K. Miller, (the “Miller Employment Agreement”). Pursuant to the Miller Employment Agreement, Mr. Miller serves as General Counsel of the Company. The employment agreement between Mr. Miller and the Company provides for a term of employment that began on March 17, 2003 and continues until March 17, 2005. Under the terms of the employment agreement, Mr. Miller is provided with the following: (i) a minimum annual base salary of $150,000; (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company, including, without limitation, the Company’s 1998 Incentive Stock Option Plan. Upon the Company’s termination of Mr. Miller’s employment without “cause,” Mr. Miller will be entitled to the payment of his annual base salary then in effect for a period of twelve (12) months. This severance payment will be payable at such intervals as the same would have been paid had Mr. Miller remained in the active service of the Company. In addition, the Company will provide Mr. Miller and his eligible dependents with group medical and life insurance benefits during the period he is receiving severance payments (provided that such benefits will cease earlier if he becomes eligible for similar coverage with a new employer). If Mr. Miller resigns or the

Company terminates his employment for “cause,” he will not be entitled to severance pay. Furthermore, Mr. Miller is subject to noncompete and nondisclosure of proprietary information covenants.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) of the Board of Directors administers the compensation of the Company’s senior officers. The Committee is a standing committee of the Board of Directors and is composed of outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee’s recommendations are subject to approval by the full Board of Directors. The following report is submitted by the Committee regarding compensation paid during fiscal year 2003.

      The compensation program of the Company is designed to (1) allow the Company to attract, motivate and retain the highest quality executives, (2) align their financial interests with those of the Company’s shareholders and (3) reward behaviors that enhance shareholder return. The program is intended to place a substantial amount of executive compensation “at risk” based on the performance of the Company, its subsidiaries and the executive.

      Each year the Committee establishes compensation guidelines for base salary, annual incentive bonus awards and stock options for each of the Company’s officers. These guidelines reflect the competitive pay practices of other companies, job responsibility and the need to attract, retain and reward executive talent. After establishing the compensation guidelines, the Committee used its assessment of the Company and individual performance to set actual compensation relative to the guidelines.

Executive Officer Compensation Guidelines:

Base Salary Adjustments

      Salaries for the Company’s officers were established based on the individual’s performance and general market conditions. Salary levels are intended to recognize the challenge of different positions taking into consideration the type of activity of the position, the responsibility associated with the job and the relative size of the operation.

Annual Incentive Bonus Awards

      In addition to paying a base salary, the Company in recent years has provided for incentive compensation as a component of overall compensation. Incentive compensation as a component of overall compensation is tied to overall performance, usually with a heavy emphasis on the profitability of the Company. In fiscal year 2003, the maximum incentive compensation pool was established by formula based upon the Company’s consolidated financial performance. The fiscal year 2003 key financial performance measures were total revenue and income before income taxes (“IBT”). Individual awards from the incentive compensation pool are recommended by senior management for consideration and approved by the Committee.

Stock Options

      Incentive stock option grants reward executives only to the extent that the Company’s share price increases for all shareholders. The exercise price per share is set at the fair market value per share on the date of grant. Subject to employment requirements, the options become fully exercisable in equal installments over a period of four years after the date of grant. During fiscal year 2003, stock options in the total amount of 772,152 shares were granted to employees under the Company’s 1998 Incentive Stock Option Plan.

Tony G. Werner, Chair
Kristina M. Johnson
Ronald P. Younkin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There were no compensation committee interlocks between any of the members of the Compensation Committee during fiscal year 2003 and any other entity.

PERFORMANCE PRESENTATION

      Set forth below is a graph which compares the cumulative total returns for the Company’s common stock against the cumulative total return (including reinvestment of dividends) of the Standard & Poor’s (S&P) 500 Composite Stock Index and respective peer group indices for the last five fiscal years, assuming an investment of $100 in the Company’s common stock and each of the respective peer group indices noted on July 31, 1998. For the Company’s common stock, a peer group consisting of MasTec, Inc. has been used. This graph is not intended to predict the Company’s forecast of future financial performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DYCOM INDUSTRIES, INC., THE S & P 500 INDEX,
AND A PEER GROUP

	7/98	7/99	7/00	7/01	7/02	7/03

Dycom Industries, Inc.	100.00	208.36	279.80	143.27	63.16	111.33
S & P 500	100.00	120.20	130.99	112.22	85.71	94.83
Peer Group	100.00	174.78	238.93	114.26	44.05	75.37

*	$100 invested on 7/31/98 in stock or index-including reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Neither the Company nor any of its subsidiaries is engaged in any related party transaction with any director or executive officer of the Company, any nominee for director or any security holder known to the Company to own more than five percent of the Company’s common stock.

CODE OF ETHICS

      The Company has adopted a Code of Ethics for Senior Financial Officers which is a code of ethics as that term is defined in Item 406(b) of Regulation S-K and which applies to its Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions. The Code of Ethics for Senior Financial Officers may be found on the Company’s Internet website at www.dycomind.com. The Company intends to satisfy the requirement under Item 10 of Form 8-K regarding disclosure of an amendment to, or a waiver from, provisions of the Code of Ethics for Senior Financial Officers by posting such information on its website at the address specified above.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Certain officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based on the Company’s review of such reports, the Company believes that all such Section 16(a) filing requirements were satisfied during fiscal year 2003.

INDEPENDENT AUDITORS

      The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche LLP to serve as the Company’s independent auditors for the next fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting for the purposes of responding to shareholders’ questions and making statements that they consider appropriate.

PROPOSALS FOR YEAR 2004

ANNUAL MEETING OF SHAREHOLDERS

      Proposals by shareholders intended to be presented at the Year 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than July 2, 2004 to be considered for inclusion in the Company’s proxy materials for that meeting.

      In addition, shareholders who desire to propose an item of business for action at an annual meeting of shareholders (other than proposals submitted by inclusion in the Proxy Statement), including the election of a director, must follow certain procedures set forth in the Company’s By-Laws. In general, notice must be received by the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice should contain a brief description of the proposal and the reason for conducting such business; the name and address of the shareholder proposing such business, as it appears in the Company’s books; the class and number of shares of the Company that are beneficially owned by the shareholder; and any financial interest of the shareholder in such business. Shareholders should, however, consult the Company’s By-Laws to ensure that the specific requirements of such notice are met. A copy of the Company’s By-Laws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at 4440 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida 33410.

EXPENSES OF SOLICITATION

      The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by directors, officers and regular employees of the Company, without compensation, in person or by mail, telephone, facsimile transmission, telephone or electronic transmission. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy material to beneficial owners.

OTHER MATTERS

      The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, the persons named as proxies and acting thereon will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael K. Miller
Secretary

October 30, 2003

EXHIBIT A

DYCOM INDUSTRIES, INC.

2003 LONG-TERM INCENTIVE PLAN

1.	Purposes of the Plan

      The purposes of the Plan are to aid the Company in (a) attracting, retaining and motivating highly qualified key employees and officers of the Company and its Subsidiaries, (b) promoting the long-term success of the Company and its Subsidiaries and (c) increasing stockholder value by providing eligible key employees and officers with incentives to contribute to the long-term growth and profitability of the Company.

2.	Definitions and Rules of Construction

      (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Share Unit, Performance Share Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.333 per share, or such other class of share or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all of its business.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on the

New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the high and low prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option, Nonqualified Stock Option or any other type of option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Share Unit, Performance Share Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period specified in the applicable Award Document over which Performance Targets are measured.

“Performance Share Unit” means a right to receive a Target Number of shares of Common Stock (or cash, if applicable) payable at the end of a Performance Period, subject to the Participant’s continued employment and the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

“Performance Target” means the targets prescribed in the applicable Award Document.

“Plan” means the Dycom Industries, Inc. 2003 Long-Term Incentive Plan as described herein.

“Restricted Share Unit” means a right to receive a share of Common Stock (or cash, if applicable), subject to time vesting and the Participant’s continued employment with the Company, granted pursuant to Section 8 of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted pursuant to Section 10 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Target Number” means the target number of shares of Common Stock specified in the applicable Award Document.

      (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration

      (a) Committee. The plan shall be administered by the Committee, no member of which shall be eligible to participate in the Plan.

      (b) Powers and Responsibility. The Committee shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Individuals;

(ii) grant Awards in accordance with the Plan;

(iii) determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment, settlement and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a change in control of the Company;

(vi) delegate to the CEO the right to allocate Awards among Eligible Individuals who are not executive officers or directors of the Company within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine;

(vii) make factual determinations in connection with the administration or interpretation of the Plan;

(viii) establish, amend and rescind administrative regulations, rules and procedures relating to the Plan;

(ix) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(x) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(xi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

      (c) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (d) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (e) Delegation of Authority. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate (i) its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Common Stock subject to an Award) granted to Eligible Individuals who are officers or directors for purposes of Section 16(b) of the Exchange Act and (ii) its authority pursuant to Section 20 to amend the Plan.

      (f) Liability of Committee. No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      (g) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

      (a) Eligible Individuals. Only officers and key employees of the Company or any of its Subsidiaries (or a division or operating unit thereof) or any individual who has accepted an offer of employment with the Company or any of its Subsidiaries (or a division or operating unit thereof) as an officer or key employee shall be eligible to participate in the Plan and to receive Awards under the Plan. Members of the Committee shall not be eligible to participate in the Plan.

      (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Common Stock Subject to the Plan

      (a) Plan Limit. The maximum number of shares of Common Stock which may be awarded for all purposes under the Plan shall be the aggregate of:

(i) 2,000,000 shares;

(ii) the number of shares previously authorized but not reserved for awards under the 1998 Dycom Industries, Inc. Incentive Stock Option Plan (the “Prior Plan”) as of the date the Plan is approved; and

(iii) any shares corresponding to awards under the Prior Plan that are forfeited after the date the Plan is approved (collectively, the “Plan Limit”).

Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

      (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, the number of shares of

Common Stock corresponding to Awards under the Plan that are forfeited, the number of shares of Common Stock tendered or withheld to pay the exercise price of an Award and the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Awards.

      (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i) The maximum number of shares of Common Stock that may be subject to Awards, including, without limitation, Incentive Stock Options, granted to any Eligible Individual in any calendar year shall equal 250,000 shares, plus any shares which were available under this Section 5(c)(i) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

(ii) In no event will the number of shares of Common Stock issued in connection with the grant of Awards exceed the Plan Limit, as in effect on the Effective Date.

6.	Awards in General

      (a) Types of Awards. Awards under the Plan may consist of Options, Restricted Share Units, Performance Share Units, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

      (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

      (c) Termination of Employment and Change in Control. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. In connection with a Participant’s termination of employment, the Committee may vary the vesting, exercisability and settlement provisions of an Award relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

      (d) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

      (e) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

      (f) Limitation on Exercise and Settlement. An Award may not be exercised or settled and no shares of Common Stock may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.

      (g) Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code. The Performance Targets that may be used by the Committee for such Awards will be based on financial goals such as net income, net revenue, cash flow, operating margin, operating revenue, pre-tax income, pre-tax operating income, operating income growth, return on assets, total shareholder return, share price, return on equity, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable non-financial goals. Each Participant is assigned a Target Award payable if Performance Targets are achieved. If a Participant’s performance exceeds such Participant’s Performance Targets, Awards may be greater than the Target Number, but may not exceed 200% of such Participant’s Target Number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” will be made by a subcommittee of the Committee consisting of two or more “outside directors.”

7.	Terms and Conditions of Options

      (a) General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options, Nonqualified Stock Options or any other type of Option which may exist from time to time. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option (or other type of Option, as applicable), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options, including Options in exchange for the surrender and cancellation of any or all outstanding Options or Stock Appreciation Rights.

      (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant; provided that the exercise price of an Option may not be less than the Fair Market Value of a share of Common Stock on the date of grant. Payment of the exercise price of an Option shall be made in cash, or, to the extent provided by the Committee at or after the time of grant, in shares of Common Stock already owned and held by the Participant or in any combination of cash and shares of Common Stock held by the Participant. Except in connection with a transaction or event described in Section 13(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under the Plan or options previously granted under any other plan of the Company without stockholder approval. In accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure, approved by the Committee, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares of Common Stock underlying the exercised portion of the Option in order to generate sufficient cash to pay the exercise price of the Option and to satisfy withholding tax obligations related to the Option.

      (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the 10th anniversary of the date of grant of such Option.

      (d) Incentive Stock Options. The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed). No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Incentive Stock Option, and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.	Terms and Conditions of Restricted Share Units

      The Committee is authorized to grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more shares of Common Stock in consideration of the Participant’s employment with the Company or any of its Subsidiaries. If and when the forfeiture provisions lapse, the Restricted Share Units shall become shares of Common Stock owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares at the time of payment.

9.	Terms and Conditions of Performance Share Units

      The Committee is authorized to grant Performance Share Units to Eligible Individuals. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of shares of Common Stock based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of shares of Common Stock or cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares of Common Stock as of the last day of the applicable Performance Period.

10.	Stock Appreciation Rights

      (a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that, except as provided in Section 13(b) below, the exercise price per share of Common Stock subject to a Stock Appreciation Right may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Appreciation Right with a subsequently awarded Stock Appreciation Right. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or shares of Common Stock, or in a combination of cash and shares of Common Stock, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

      (b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right). Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

11.	Other Awards

      The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination thereof.

12.	Tax Withholding

      The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in shares of Common Stock, the Company may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares of Common Stock that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

13.	No Restriction on Right of Company to Effect Corporate Changes

      (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5, including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14.	Application of Funds

      The proceeds received by the Company from the sale of Common Stock pursuant to Awards will be used for general corporate purposes.

15.	Exchange Act

      Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

16.	No Right to Employment

      No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

17. Awards to Individuals Subject to Non-U.S. Jurisdictions

      To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

18.	Term of the Plan

      Unless earlier terminated pursuant to Section 20, the Plan shall terminate on the 10th anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the 10th anniversary of the Effective Date.

19.	Effective Date

      The Plan shall become effective on the Effective Date. If the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

20.	Amendment and Termination

      Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof and no amendment which (a) increases the limits set forth in Section 5(c)(ii) or (b) permits a reduction in the exercise price of Options or Stock Appreciation Rights (or options or stock appreciation rights granted under another plan of the Company), under circumstances other than in connection with a transaction or event described in Section 13(b), shall be effective without stockholder approval.

21.	Award Document

      In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

22.	Governing Law

      The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Florida and without giving effect to principles of conflicts of laws.

DYCOM INDUSTRIES, INC.

Wachovia Center, Suite 500
4440 PGA Boulevard, Palm Beach Gardens, Florida 33410-6542
PROXY FOR THE 2003
ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 25, 2003

      This Proxy is solicited on behalf of the Board of Directors of Dycom Industries, Inc. (the “Company”). The undersigned hereby appoints Steven Nielsen and Richard L. Dunn, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling) to vote all shares of common stock held of record by the undersigned on October 3, 2003 at the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company scheduled to be held on November 25, 2003, and at any adjournments thereof.

      The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” the nominees named hereon and “FOR” the approval of the Company’s 2003 Long-Term Incentive Plan. The shares will be voted at the discretion of the proxies and attorneys-in-fact on the transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof.

1.	The election of two nominees for director as set forth in the Proxy Statement accompanying the Notice of Annual Meeting of Shareholders and listed below. The Board of Directors recommends a vote FOR the election of the nominees listed below.

☐ FOR the nominees listed below                    ☐ WITHHOLD AUTHORITY

Steven E. Nielsen                         Stephen C. Coley

To withhold authority to vote for any individual nominee, list the name:

2.	The approval of the Company’s 2003 Long-Term Incentive Plan. The Board of Directors recommends a vote FOR the Company’s 2003 Long-Term Incentive Plan.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

3.	To vote at the discretion of the proxies and attorneys-in-fact on the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.

Dated: _______________________________________, 2003

Signature

Signature (if held jointly)

Please date and sign as your name appears hereon, and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If the shares are held jointly, each shareholder named is required to sign.

PLEASE VOTE, SIGN, AND RETURN.